                                                                 EXHIBIT 3(a)(2)



                          RESTATED CERTIFICATE OF TRUST

                                       OF

                       J.P. MORGAN INDEX FUNDING COMPANY I


                  This Restated Certificate of Trust is being executed as of September 25, 1997 for the purpose restating the certificate of trust of J.P. Morgan Index Funding Company I (which certificate of trust was filed in the office of the Secretary of State of the State of Delaware on December 12, 1996) pursuant to Section 3810(c) of the Delaware Business Trust Act, 12 Del. Code
Section 3801 et seq.
(the "Act").

                  The undersigned hereby certify as follows:

                  1. Name. The name of the business trust is "J.P. Morgan Index Funding Company I" (the "Trust").

                  2. Delaware Trustee. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

                            Wilmington Trust Company
                            Rodney Square North
                            1100 North Market Street
                            Wilmington, Delaware 19890

                  3. Effective Date. This Restated Certificate of Trust shall be effective as of its filing in the office of the Secretary of State of the State of Delaware.

                  4. Notice of Limitation of Liabilities of Series. Notice is hereby given that the Trust is a series trust. Pursuant to Section 3804(a) of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any particular series shall be enforceable against the assets of, or associated with, such series only, and not against the assets of the Trust generally or against the assets of, or associated with, any other series.

                  5. Counterparts. This Restated Certificate of Trust may be executed in one or more counterparts.


                  IN WITNESS WHEREOF, the undersigned, being all the trustees of the Trust, have executed this Restated Certificate of Trust as of the date first above written.

                                          WILMINGTON TRUST COMPANY, as
                                          Delaware Trustee,

                                          by /s/ Norma P. Close
                                            -----------------------------------
                                            Name: Norma P. Close
                                            Title: Vice President

                                            /s/ H. Christian Raymond
                                            -----------------------------------
                                            H. Christian Raymond
                                            Trustee

                                            /s/ Andrew G. Kerber
                                            -----------------------------------
                                            Andrew G. Kerber
                                            Trustee

                                            /s/ Susan L. McCullin
                                            -----------------------------------
                                            Susan L. McCullin
                                            Trustee